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                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D. C. 20549

                                   FORM 8-K/A
                                AMENDMENT NO. 2

                                       TO

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) JUNE 8, 1993

                             THE ACTAVA GROUP INC.
             (Exact name of registrant as specified in its charter)

                             FUQUA INDUSTRIES, INC.
   (Former name, former address and former fiscal year, if changed since last report)

           DELAWARE                        1-5706                       58-0971455
(State or other jurisdiction of    (Commission File Number)          (I.R.S. Employer
incorporation or organization)                                      Identification No.)

              4900 GEORGIA-PACIFIC CENTER, ATLANTA, GEORGIA 30303
             (Address of principal executive offices)    (Zip Code)

        Registrant's telephone number, including area code  404/658-9000

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

ITEM 7:

  (a) Financial Statements of Businesses Acquired

     The following financial statements are herewith provided for Diversified Products Corporation and Subsidiary:

     [ ] Consolidated Financial Statements as of and for the year ended June 27, 1992, including the Independent Auditors' Report.

     [ ] Unaudited Consolidated Balance Sheet as of March 27, 1993.

     [ ] Unaudited Consolidated Income Statement for the Year to Date as of
        March 27, 1993 and March 28, 1992.

     [ ] Unaudited Consolidated Statement of Cash Flows for the Year to Date as of March 27, 1993 and March 28, 1992.

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
Diversified Products Corporation:

     We have audited the accompanying consolidated balance sheet of Diversified Products Corporation and subsidiary as of June 27, 1992, and the related consolidated statements of operations, stockholders' equity, and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     As discussed in note 1 to the consolidated financial statements, the Company's stockholder consented to a quasi-reorganization plan effective at the beginning of 1992 which required the Company to state the assets and liabilities at their fair values and eliminate the accumulated deficit against additional paid-in-capital. In addition, retained earnings has been dated June 30, 1991.

     As discussed in note 4 to the consolidated financial statements, the Company has been in default under certain financial covenants in the Finance and Security Agreement during 1992. The aforementioned events of default have not been cured nor has a waiver letter been received. Under such circumstances, generally accepted accounting principles require that such debt be classified as a current liability. The accompanying consolidated balance sheet at June 27, 1992 reflects the aforementioned long-term debt as a current liability.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Diversified Products Corporation and subsidiary as of June 27, 1992, and the results of their operations and their cash flows for the year then ended, in conformity with generally accepted accounting principles.

     The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. The Company's default under its Finance and Security Agreement as discussed in note 4 to the consolidated financial statements and in the second preceding paragraph, as well as the Company's operating performance and its need for liquidity, raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are described in note 17 to the consolidated financial statements. The accompanying consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                          KPMG PEAT MARWICK

Atlanta Georgia
August 14, 1992, except
  for note 17, as to which
  the date is June 8, 1993

                DIVERSIFIED PRODUCTS CORPORATION AND SUBSIDIARY

                           CONSOLIDATED BALANCE SHEET
                                 JUNE 27, 1992

                                               ASSETS (NOTE 4)
Current Assets:
  Accounts receivable, primarily trade, less allowances of $10,053,603 (note 16)................   $ 7,725,641
  Inventories:
    Finished goods..............................................................................    12,103,944
    Work in process.............................................................................     2,898,647
    Raw materials...............................................................................     1,922,455
    Supplies....................................................................................       522,270
                                                                                                   -----------
        Total inventories.......................................................................    17,447,316
                                                                                                   -----------
  Refundable income taxes.......................................................................     1,444,368
  Prepaid expenses and other current assets.....................................................       863,284
                                                                                                   -----------
        Total current assets....................................................................    27,480,609
                                                                                                   -----------
Investment (note 13)............................................................................     1,028,451
Property, plant, and equipment (note 3):
  Land..........................................................................................     1,266,600
  Buildings and leasehold improvements..........................................................    12,394,064
  Machinery and equipment.......................................................................    17,909,271
  Dies and molds................................................................................     7,068,526
  Furniture and fixtures........................................................................     2,012,588
  Automobiles and trucks........................................................................       569,763
  Construction in progress......................................................................     1,163,283
                                                                                                   -----------
                                                                                                    42,384,095
  Less accumulated depreciation and amortization................................................     3,256,484
                                                                                                   -----------
        Net property, plant, and equipment......................................................    39,127,611
                                                                                                   -----------
Patents, net of accumulated amortization of $1,358,970..........................................    16,624,467
Deferred loan costs, net of accumulated amortization of $494,750................................     1,422,413
                                                                                                   -----------
                                                                                                   $85,683,551
                                                                                                   ===========
                                     LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
  Outstanding checks in excess of cash on deposit (note 4)......................................   $ 2,534,223
  Current maturities of long-term debt (note 4).................................................     5,116,725
  Long-term debt in default (note 4)............................................................    36,802,096
  Accounts payable..............................................................................     4,566,288
  Accrued payroll and related expenses..........................................................     3,927,177
  Accrued insurance costs.......................................................................     3,326,391
  Accrued patent litigation costs...............................................................     2,290,168
  Other current liabilities.....................................................................     2,496,879
                                                                                                   -----------
        Total current liabilities...............................................................    61,059,947
Long-term debt, less current maturities and long-term debt in default (note 4)..................       763,859
Deferred income taxes (note 7)..................................................................       100,000
                                                                                                   -----------
        Total liabilities.......................................................................    61,923,806
                                                                                                   -----------
Redeemable Class A serial preferred stock, cumulative, $.01 par value (aggregate liquidation preference and redemption value of $10,815,636 at June 27, 1992). Authorized 30,000 shares;
  issued and outstanding 10,816 shares (note 5).................................................    19,119,235
Capital stock purchase put warrants (note 4)....................................................            --
Stockholders' equity (notes 1, 4, and 6):
  Class B serial preferred stock, cumulative, $.01 par value (aggregate liquidation preference of $37,003,041 at June 27, 1992). Authorized 970,000 shares; issued and outstanding 37,003
    shares......................................................................................           370
  Common stock:
    Class A nonvoting common stock, $.01 par value. Authorized 1,000,000 shares; issued and
     outstanding 1,000 shares...................................................................            10
    Class B voting common stock, $.01 par value. Authorized 350,000 shares; issued 500 shares...             5
  Additional paid-in capital....................................................................     1,617,658
  Retained earnings since June 30, 1991.........................................................     3,209,467
                                                                                                   -----------
                                                                                                     4,827,510
                                                                                                   -----------
  Less treasury stock, 167 Class B voting common shares, at cost................................       187,000
                                                                                                   -----------
        Total stockholders' equity..............................................................     4,640,510
Commitments and contingencies (notes 4, 8, 9, and 15)
                                                                                                   -----------
                                                                                                   $85,683,551
                                                                                                   ===========

          See accompanying notes to consolidated financial statements.

                DIVERSIFIED PRODUCTS CORPORATION AND SUBSIDIARY

                      CONSOLIDATED STATEMENT OF OPERATIONS
                            YEAR ENDED JUNE 27, 1992

Net sales (note 12)............................................................  $175,501,647
Cost of sales (note 3).........................................................   147,320,495
                                                                                 ------------
          Gross profit.........................................................    28,181,152
Selling, general, and administrative expenses (notes 10 and 14)................    17,051,449
                                                                                 ------------
          Operating income.....................................................    11,129,703
Other expense:
  Interest expense and amortization of debt discount...........................     5,571,461
  Amortization of deferred loan costs and debt restructuring fees..............       494,752
                                                                                 ------------
          Earnings before income taxes.........................................     5,063,490
Income taxes (note 7)..........................................................     1,854,000
                                                                                 ------------
          Net earnings.........................................................  $  3,209,490
                                                                                  ===========
          Net loss available to common shareholders............................  $ (1,167,732)
                                                                                  ===========

          See accompanying notes to consolidated financial statements.

                DIVERSIFIED PRODUCTS CORPORATION AND SUBSIDIARY

                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
                            YEAR ENDED JUNE 27, 1992

                                                                  CLASS B SERIAL         CLASS A NONVOTING
                                                                  PREFERRED STOCK          COMMON STOCK
                                                                 -----------------       -----------------
                                                                 SHARES     AMOUNT       SHARES     AMOUNT
                                                                 ------     ------       ------     ------
Balance at June 29, 1991.......................................  34,707      $347        1,000       $ 10
Effects of quasi-reorganization plan (note 1)..................      --        --           --         --
Issuances of Class B serial preferred stock dividends (note
  6)...........................................................   2,296        23           --         --
Sale of discontinued U.K. subsidiary (note 13).................      --        --           --         --
Repurchase of 167 shares of Class B voting common stock, at
  cost.........................................................      --        --           --         --
Charge in lieu of income taxes (note 7)........................      --        --           --         --
Net earnings...................................................      --        --           --         --
                                                                 ------     ------       ------     ------
Balance at June 27, 1992.......................................  37,003      $370        1,000       $ 10
                                                                 ======     =======      ======     =======

                                                                                                  CUMULATIVE
                                                           CLASS B VOTING                          FOREIGN
                                                            COMMON STOCK          ADDITIONAL       CURRENCY
                                                          -----------------         PAID-IN       TRANSLATION
                                                          SHARES     AMOUNT         CAPITAL       ADJUSTMENT
                                                          ------     ------       -----------     ----------
Balance at June 29, 1991................................    500        $5          52,189,585       786,019
Effects of quasi-reorganization plan (note 1)...........     --        --         (52,125,927)           --
Issuances of Class B serial preferred stock dividends
  (note 6)..............................................     --        --                  --            --
Sale of discontinued U.K. subsidiary (note 13)..........     --        --                  --      (786,019)
Repurchase of 167 shares of Class B voting common stock,
  at cost...............................................     --        --                  --            --
Charge in lieu of income taxes (note 7).................     --        --           1,554,000            --
Net earnings............................................     --        --                  --            --
                                                                       --
                                                          ------                  -----------     ----------
Balance at June 27, 1992................................    500        $5           1,617,658            --
                                                          ======     =======      ============    ==========

                                                     ACCUMULATED
                                                       DEFICIT          RETAINED
                                                    ELIMINATED AT       EARNINGS                         TOTAL
                                                      JUNE 30,            SINCE         TREASURY     STOCKHOLDERS'
                                                        1991          JUNE 30, 1991      STOCK          EQUITY
                                                    -------------     -------------     --------     -------------
Balance at June 29, 1991..........................    (52,125,927)             --             --         850,039
Effects of quasi-reorganization plan (note 1).....     52,125,927              --             --              --
Issuances of Class B serial preferred stock
  dividends (note 6)..............................             --             (23)            --              --
Sale of discontinued U.K. subsidiary (note 13)....             --              --             --        (786,019)
Repurchase of 167 shares of Class B voting common
  stock, at cost..................................             --              --       (187,000)       (187,000)
Charge in lieu of income taxes (note 7)...........             --              --             --       1,554,000
Net earnings......................................             --       3,209,490             --       3,209,490
                                                    -------------     -------------     --------     -------------
Balance at June 27, 1992..........................             --       3,209,467       (187,000)      4,640,510
                                                     ============     ============      =========    ===========

          See accompanying notes to consolidated financial statements.

                DIVERSIFIED PRODUCTS CORPORATION AND SUBSIDIARY

                      CONSOLIDATED STATEMENT OF CASH FLOWS
                            YEAR ENDED JUNE 27, 1992

Cash flows from operating activities:
  Net earnings.................................................................  $  3,209,490
  Adjustments to reconcile net earnings to net cash provided by operating activities:
       Depreciation and amortization of property, plant, and equipment.........     3,336,722
       Amortization of deferred loan costs and patents.........................     1,858,320
       Gain on sale of property, plant, and equipment..........................      (103,203)
       Discontinued operations.................................................      (469,556)
       Charge in lieu of income taxes..........................................     1,554,000
       Deferred income taxes...................................................       100,000
       Changes in assets and liabilities:
          Accounts receivable..................................................     6,520,561
          Inventories..........................................................     3,956,044
          Refundable income taxes..............................................    (1,444,368)
          Prepaid expenses and other current assets............................      (198,205)
          Accounts payable.....................................................   (14,449,062)
          Accrued payroll and related expenses.................................       548,705
          Accrued insurance costs..............................................       (63,922)
          Accrued patent litigation costs......................................      (506,878)
          Other current liabilities............................................    (1,364,621)
          Other liabilities....................................................      (417,363)
                                                                                 ------------
          Net cash provided by operating activities............................     2,066,664
                                                                                 ------------
Cash flows from investing activities:
  Proceeds from sale of property, plant, and equipment.........................       346,655
  Payment for investment in preferred stock....................................    (1,500,000)
  Additions to property, plant, and equipment..................................    (3,977,576)
                                                                                 ------------
          Net cash used in investing activities................................    (5,130,921)
                                                                                 ------------
Cash flows from financing activities:
  Outstanding checks in excess of cash on deposit..............................     1,399,839
  Net payment on revolving note................................................    (8,250,168)
  Proceeds from issuance of common and preferred stock.........................    10,510,000
  Proceeds from issuance on long-term debt.....................................        41,579
  Purchases of treasury stock..................................................      (187,000)
  Payments on senior term loan and other long-term debt........................      (449,993)
                                                                                 ------------
          Net cash provided by financing activities............................     3,064,257
                                                                                 ------------
Net change in cash.............................................................            --
Cash at beginning at period....................................................            --
                                                                                 ------------
Cash at end of period..........................................................  $         --
                                                                                  ===========
Supplemental cash flow information:
  Cash paid during the year:
     Interest..................................................................  $  5,942,348
                                                                                  ===========
     Income taxes..............................................................  $  1,644,368
                                                                                  ===========

          See accompanying notes to consolidated financial statements.

                DIVERSIFIED PRODUCTS CORPORATION AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 JUNE 27, 1992

(1) QUASI-REORGANIZATION/CAPITAL RESTRUCTURING

     Effective as of the beginning of 1992, Diversified Products Corporation's Class B voting common stockholder consented to a quasi-reorganization plan. As of the beginning of 1992, Diversified Products Corporation believes the carrying value of its assets and liabilities approximates their fair values; therefore, no additional fair value adjustments were recorded as of the beginning of 1992. The accumulated deficit amounted to $52,125,927 as of June 29, 1991 and has been netted against additional paid-in capital as of the beginning of 1992. As a result, retained earnings have been dated to reflect amounts since June 30, 1991.

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     (a) Basis of Presentation

          The consolidated financial statements include the accounts of Diversified Products Corporation and its wholly owned subsidiary, Diversified Trucking Corp. (collectively the "Company"). All significant intercompany balances and transactions have been eliminated in consolidation.

          The Company is principally engaged in the business of manufacturing and distributing home fitness equipment to mass merchandisers and smaller retailers primarily in the United States.

          The Company utilizes a 52/53-week fiscal year. The consolidated financial statements for 1992 reflect a 52-week year.

     (b) Inventories

          Inventories are stated at the lower of cost or market. Cost is determined using the first-in, first-out (FIFO) method.

     (c) Property, Plant, and Equipment

          Property, plant, and equipment are stated at cost. Depreciation on property, plant, and equipment is calculated on the straight-line basis over the estimated remaining useful lives of the respective assets. Leasehold improvements are amortized using the straight-line basis over the shorter of the lease term or estimated useful life of the respective asset.

     (d) Deferred Loan Costs

          Deferred loan costs represent loan origination fees and expenses incurred to originate the credit facility. These costs are being amortized over the remaining term of the finance and security agreement.

     (e) Patents

          Patents are stated at cost. The cost of patents is amortized using the straight-line method over the estimated remaining useful lives of the respective assets which range from six to 16 years.

     (f) Foreign Currency Translation

          Cumulative foreign currency translation adjustments had previously represented the effects of translating the financial statements of the foreign subsidiary. The Company had included the cumulative foreign currency translation adjustment as a component of stockholders' equity.

     (g) Income Taxes

          Deferred income taxes are recognized for income and expense items that are reported in different years for financial reporting purposes and income tax purposes.

                DIVERSIFIED PRODUCTS CORPORATION AND SUBSIDIARY

(3) CHANGE IN ESTIMATED USEFUL LIVES

     Effective June 30, 1991, the Company revised the estimated useful lives for all categories of its property, plant, and equipment based upon management's expectations of the extended economic benefit. The change in estimated useful lives had the effect of reducing depreciation expense by $3,198,000 and increasing net earnings by $2,998,000 had the Company not revised its useful lives for property, plant, and equipment but after giving effect to the quasi-reorganization plan.

(4) LONG-TERM DEBT

     Long-term debt at June 27, 1992 consists of the following:

    Senior term loan at prime plus 2 1/4% due in quarterly installments of
      $1,250,000 beginning September 1, 1992 through March 1, 1998 and a final payment of $6,605,783 due June 1, 1998 with interest payable monthly...............................................................  $35,355,783
    Revolving note at prime plus 1.75% due June 30, 1994 with interest
      payable monthly.......................................................    6,446,313
    8.75% Industrial Development Bonds, due in annual installments of
      $100,000 and a final payment of $450,000 in 1997......................      850,000
    Other...................................................................       30,584
                                                                              -----------
                                                                               42,682,680
    Less current maturities.................................................    5,116,725
    Less long-term debt in default..........................................   36,802,096
                                                                              -----------
      Long-term debt, less current maturities and long-term debt in
         default............................................................  $   763,859
                                                                               ==========

     The future required repayments of long-term debt for each of the next five years and thereafter are as follows:

    June 26, 1993...........................................................  $ 5,116,725
    July 2, 1994............................................................   11,560,172(A)
    July 1, 1995............................................................    5,100,000
    June 29, 1996...........................................................    5,100,000
    June 28, 1997...........................................................    5,450,000
    Thereafter..............................................................   10,355,783
                                                                              -----------
                                                                              $42,682,680
                                                                               ==========

- ---------------

(A) The required repayments of long-term debt for the year ended July 2, 1994 include the repayment of the $6,446,313 revolving note which expires June 30, 1994.

     In addition, the Company is required to pay an amount equal to 50% of the annual excess cash flows, as defined in the Finance and Security Agreement, as amended, within 90 days after each fiscal year ending on or about June 30.

     Amended Finance and Security Agreement

          The Company maintains an amended Finance and Security Agreement (Agreement) with its lender. The Agreement, as amended, provides the Company with a credit facility consisting of a $60,000,000 revolving note and a senior term loan. The revolving note expires June 30, 1994.

          The borrowings available under the Agreement are subject to certain percentage limitations on eligible collateral. The Agreement is secured by the Company's assets, including accounts receivable,

                DIVERSIFIED PRODUCTS CORPORATION AND SUBSIDIARY inventories, property, plant, and equipment, and patents. The Agreement requires an unused facility fee of 1/2%. Costs associated with originating the Agreement are included as deferred loan costs in the accompanying consolidated balance sheets and are being amortized over the revised term of the Agreement.

          As required by the Agreement, the Company has an interest rate protection agreement which provides a maximum interest rate of 12.75% on $29,250,000 at June 27, 1992. The interest rate protection agreement expires on September 1, 1992.

          The Agreement contains numerous covenants, including but not limited to: maintenance of specified financial ratios, limitations on capital additions and disposals, borrowings, leases, and net worth. In the event of default, the lender has the option to charge an additional 2% interest during the post default period until the outstanding principal amount of the obligations is paid in full or the default is remedied. At June 27, 1992, the Company was not in compliance with certain of the Agreement's covenants and had not received waivers for these events of noncompliance. As a result of such default, the lender has certain rights which could have a material adverse effect on the Company. As discussed in note 17, the lender has assumed control of the Board of Directors through its majority voting privilege of the Class A serial preferred stock (see note 5). The accompanying consolidated financial statements at June 27, 1992 reflect the debt reclassification associated with such default to a current liability.

          The amended Agreement does not provide for prepayment premiums for the revolving note or senior term loan but, in the event the senior term loan is prepaid, the revolving note must also be prepaid.

          Two capital stock purchase put warrants were issued to the lender in connection with the restructuring in 1991 which entitles the lender to purchase, in whole or in part, a quantity of Class A and B common stocks equivalent to 74.5% on a fully diluted basis initially, and an additional 16.5% on a fully diluted basis if the entire amounts owed to the lender, including Class A and B serial preferred stock, are not repaid by July 12, 1993. If the preceding amounts are repaid, the Company may cancel the 16.5% capital stock put warrant. The capital stock put warrants expire July 12, 2011 and can be exercised at $75 per percentage. The capital stock put warrants provide for a "put" feature which would require the Company to repurchase the capital stock put warrants from the lender at fair value. At June 29, 1991, the capital stock put warrants were determined to have no fair value based upon an independent appraisal. At June 29, 1992, in the opinion of the Company's management, the capital stock put warrants continue to have no fair value.

          As a provision of the Agreement, customer payments are remitted daily to the lender and the Company's cash disbursements are funded as the checks are presented to the bank for payment. As a result, outstanding checks are in excess of cash on deposit at June 27, 1992 and are presented as such in the accompanying consolidated balance sheet.

(5) MANDATORY REDEEMABLE PREFERRED STOCK

     The Company's cumulative Class A serial preferred stock was issued in connection with the restructuring to the lender in return for $10,000,000. The Class A serial preferred stock had a carrying value of $19,119,235 at time of issuance representing the gross undiscounted cash flows until mandatory redemption. The Company accounted for the issuance of the Class A serial preferred stock as a troubled debt restructuring since this class of preferred stock is mandatorily redeemable. The carrying value of the Class A serial preferred stock will remain unchanged until redemption, but the aggregate liquidation preference will increase ratably until the redemption date at which time both amounts shall be equivalent. Dividends in the form of additional shares of stock are payable at a 2.75% rate per quarter (11.46% effective rate per annum) until June 30, 1997 (mandatory redemption). The accumulated dividends at June 27, 1992 are $815,636.

                DIVERSIFIED PRODUCTS CORPORATION AND SUBSIDIARY

     The Class A serial preferred stock becomes the class of stock with majority voting rights if an event of default occurs as defined by the Agreement, as amended. In addition, the Class A serial preferred stockholder, at their option, may convert the stock into a senior term loan with the same rights and privileges as the senior term loan as defined by the Agreement.

(6) CLASS B SERIAL PREFERRED STOCK

     The Class B serial preferred stock is cumulative with dividends payable in additional shares of Class B serial preferred stock at a rate of 2.25% per quarter (9.31% effective rate per annum). The Class B serial preferred stock has no voting rights and imposes restrictions on the payment of cash dividends to classes of common stock if shares of Class B serial preferred stock are outstanding.

(7) INCOME TAXES

     Income taxes consist of the following:

    Current..................................................................  $  200,000
    Deferred.................................................................     100,000
    Charge in lieu of income taxes...........................................   1,554,000
                                                                               ----------
                                                                               $1,854,000
                                                                                =========

     The actual income tax expense for 1992 differs from the expected income tax that would result from applying the Federal statutory income tax rate of 34% to earnings before income taxes as follows:

    Expected income tax expense..............................................  $1,721,587
    State income taxes, net of Federal income tax benefit....................     132,000
    Other....................................................................         413
                                                                               ----------
                                                                               $1,854,000
                                                                                =========

     Due to the quasi-reorganization plan and debt/equity restructuring resulting in a change in ownership in excess of 50% for income tax purposes, limitations resulted on the future utilization of net operating loss carryforwards generated in 1991 and prior periods. As a result, the Company has bases differences between its financial statement carrying amounts and its income tax reporting amounts. The 1992 effect of the realization of certain financial and tax reporting differences have been reflected as a charge in lieu of income taxes with a corresponding increase in additional paid-in capital.

     The significant differences between financial and taxable income/loss are primarily due to depreciation and inventory lower of cost or market provisions.

     For income tax reporting purposes, the Company has an operating loss carryforward of $10,702,000 which is available to offset future taxable income, in any, through 2007.

                DIVERSIFIED PRODUCTS CORPORATION AND SUBSIDIARY

(8) LEASES

     The Company is obligated under various operating leases for machinery and transportation equipment and office space that expire at various dates over the next four years. At June 27, 1992, the approximate future minimum lease payments under noncancelable operating leases are as follows:

                                                                      MINIMUM LEASE PAYMENTS
                                                                      ----------------------
    1993............................................................        $1,492,000
    1994............................................................         1,102,000
    1995............................................................           303,000
    1996............................................................            13,000
                                                                      ----------------------
                                                                            $2,910,000
                                                                      ==================

     Rental expense for operating leases for the year ended June 27, 1992 was approximately $1,559,000.

(9) COMMITMENTS

     The Company has an agreement with its lender which provides the Company with letters of credit. The Company is charged a fee at 2% on the undrawn letters of credit which at June 27, 1992 amounted to $3,665,000.

(10) RELATED PARTY TRANSACTIONS

     The Company has a combined management fee expense of $300,000 for the year ended June 27, 1992 to a stockholder and affiliates.

     The Company paid an affiliate for marketing services $125,000 for the year ended June 27, 1992. Such payments were made pursuant to a consulting agreement.

(11) PROFIT SHARING PLAN

     The Company sponsors a profit sharing plan for all employees who meet stated length of service requirements. Contributions to the plan are made at the discretion of the Board of Directors up to a maximum level as defined in the plan. Profit sharing expense was $850,000 for the year ended June 27, 1992.

(12) MAJOR CUSTOMERS

     The Company has three major mass merchandiser customers comprising approximately 53% of the Company's net sales for the year ended June 27, 1992.

(13) DISCONTINUED OPERATIONS

     In February 1992, the Company completed a sale of Diversified Products Corporation-U.K. in the United Kingdom and a majority owned subsidiary, Diversified Products Corporation GmbH in western Europe in consideration for preferred stock in the purchaser's new entity. The sale resulted in a gain of $472,000 which was accounted for as a reduction in the basis of the preferred stock investment since the new entity is highly leveraged.

(14) RESEARCH AND DEVELOPMENT

     Research and development costs amounted to approximately $1,881,000 for the year ended June 27, 1992, and are included in selling, general and administrative expenses.

                DIVERSIFIED PRODUCTS CORPORATION AND SUBSIDIARY

(15) CONTINGENT LIABILITIES

     There are various claims and pending actions against the Company with respect to commercial matters, including product liability and patent matters arising out of the conduct of the business. Although the amount of the ultimate liability in excess of insurance coverage, if any, with respect to these matters is not presently determinable, the Company believes that such liability would not materially affect its consolidated financial position, results of operations or liquidity.

(16) CONCENTRATIONS OF CREDIT RISK

     The Company has accounts receivable due from three mass merchandisers which their accounts each exceed 10% of total accounts receivable at June 27, 1992. The amounts due from these customers were $5,201,266 at June 27, 1992.

(17) SUBSEQUENT EVENT

     Subsequent to year-end, the lender under its rights as the holder of Class A serial preferred stock assumed control of the Board of Directors. On June 8, 1993, the Company consummated the sale of substantially all the assets and transfer the liabilities related to the business of the Company, except for the senior term loan.

                DIVERSIFIED PRODUCTS CORPORATION AND SUBSIDIARY

                           CONSOLIDATED BALANCE SHEET
                              AS OF MARCH 27, 1993
                                (000'S OMITTED)

                                                ASSETS
Cash.......................................................................................  $    498.6
Accounts Receivable
  Trade....................................................................................    36,670.5
  Other....................................................................................       972.3
  Reserves.................................................................................   (11,521.5)
                                                                                             ----------
         Total Accounts Receivable.........................................................    26,121.3
                                                                                             ----------
Inventories
  Raw Material.............................................................................     2,507.4
  Work In Process..........................................................................     2,389.4
  Finished Goods...........................................................................    11,115.7
  Supply Inventory.........................................................................       535.3
  Inventory Reserves.......................................................................      (844.2)
                                                                                             ----------
         Total Inventory...................................................................    15,703.6
                                                                                             ----------
Prepaid Expenses...........................................................................       710.1
                                                                                             ----------
         Total Current Assets..............................................................    43,033.6
                                                                                             ----------
Investments................................................................................     1,127.8
Property Plant & Equipment
  Cost.....................................................................................    44,311.4
  Accumulated Depreciation.................................................................    (6,009.7)
                                                                                             ----------
         Net Property, Plant & Equipment...................................................    38,301.7
                                                                                             ----------
Intangibles
  Cost.....................................................................................    22,350.8
  Accumulated Amortization.................................................................    (5,694.2)
                                                                                             ----------
  Net Intangibles..........................................................................    16,656.6
                                                                                             ----------
  Deferred Charges.........................................................................        17.5
                                                                                             ----------
         Total Assets......................................................................  $ 99,137.2
                                                                                             ==========

                DIVERSIFIED PRODUCTS CORPORATION AND SUBSIDIARY

                           CONSOLIDATED BALANCE SHEET
                              AS OF MARCH 27, 1993
                                (000'S OMITTED)

                                              LIABILITIES
Cash Overdraft............................................................................  $  10,042.4
Current Portion Long-term Debt............................................................      7,616.6
Accounts Payable
  Trade...................................................................................      7,377.4
  Other...................................................................................        599.2
                                                                                            -----------
         Total Accounts Payable...........................................................      7,976.6
                                                                                            -----------
Taxes Payable And Accrued
  State Income............................................................................          4.8
  Other Tax Payable.......................................................................        220.7
                                                                                            -----------
         Total Tax Payable................................................................        225.5
                                                                                            -----------
Other Accrued Liabilities
  Payroll.................................................................................        861.9
  Profit Sharing & Bonus..................................................................        630.1
  Interest................................................................................          5.5
  Other...................................................................................     10,128.6
                                                                                            -----------
         Total Other Liabilities..........................................................     11,626.1
                                                                                            -----------
Long-term debt in default.................................................................     48,606.9
                                                                                            -----------
         Total Current Liabilities........................................................     86,094.1
                                                                                            -----------
Long Term Debt
  Industrial Development Bonds............................................................        652.8
                                                                                            -----------
         Total Long Term Debt.............................................................        652.8
                                                                                            -----------
Other Long Term Liabilities
  Deferred Income Tax.....................................................................        100.0
                                                                                            -----------
         Total Other Long Term............................................................        100.0
                                                                                            -----------
         Total Liabilities................................................................     86,846.9
                                                                                            -----------
Class A Preferred Stock...................................................................     19,119.2
Shareholders' Deficit:
Class B Preferred Stock...................................................................           .3
Common Stock..............................................................................           .1
Treasury Stock............................................................................       (187.0)
Additional Paid-in Capital................................................................      1,617.6
Retained Earnings
  Beginning Balance.......................................................................      3,209.5
  Current Year Loss.......................................................................    (11,469.4)
  Dividends Declared......................................................................           --
  End Of Period...........................................................................     (8,259.9)
                                                                                            -----------
         Total Shareholders' Deficit......................................................     (6,828.9)
                                                                                            -----------
         Total Liabilities And Shareholders' Deficit......................................  $  99,137.2
                                                                                            ============

                DIVERSIFIED PRODUCTS CORPORATION AND SUBSIDIARY

                         CONSOLIDATED INCOME STATEMENT
          FOR THE YEAR TO DATE AS OF MARCH 27, 1993 AND MARCH 28, 1992
                                (000'S OMITTED)

                                                              MARCH 27, 1993         MARCH 28, 1992
                                                              --------------         --------------
Gross Sales.................................................    $150,837.5             $170,556.2
  Returns and allowances....................................       9,120.7               12,975.7
  Discounts and other.......................................         730.7                  682.9
                                                              --------------         --------------
          Net Sales.........................................     140,986.1              156,897.6
Cost of Goods sold
  Material..................................................      83,606.5               75,833.1
  Labor.....................................................      10,897.1               15,859.3
  Overhead..................................................      35,089.7               37,325.5
                                                              --------------         --------------
          Total Cost of Goods Sold..........................     129,593.3              129,017.9
Gross Margin................................................      11,392.8               27,879.7
Expenses
  Distribution Expense......................................         949.9                  628.5
  Selling and marketing.....................................       7,037.9                4,109.8
  Advertising...............................................       1,851.4                    1.2
  Product development.......................................       1,145.7                1,373.2
  Administrative expense....................................       7,206.0                4,777.0
  Other operating (income)..................................      (1,309.0)                (246.3)
  Amortization and management fees..........................       1,573.7                2,372.3
                                                              --------------         --------------
Total Expenses..............................................      18,455.6               13,015.7
                                                              --------------         --------------
Operating Income (Loss).....................................      (7,062.8)              14,864.0
Interest Expense............................................       3,904.9                4,547.8
Other expense...............................................         372.0                  371.0
                                                              --------------         --------------
Earnings Before Tax.........................................     (11,339.7)               9,945.2
Provision for Taxes.........................................         129.7                3,182.6
                                                              --------------         --------------
Net Income (Loss)...........................................    $(11,469.4)            $  6,762.6
                                                               ===========            ===========
Net Income (Loss) Available to Common Shareholders..........    $(15,920.0)            $  3,479.7
                                                               ===========            ===========

                DIVERSIFIED PRODUCTS CORPORATION AND SUBSIDIARY

                      CONSOLIDATED STATEMENT OF CASH FLOWS
          FOR THE YEAR TO DATE AS OF MARCH 27, 1993 AND MARCH 28, 1992
                                (000'S OMITTED)

                                                              MARCH 27, 1993         MARCH 28, 1992
                                                              --------------         --------------
Cash Flow from Operating Activities:
  Net Income (Loss).........................................   $  (11,469.4)           $  6,762.6
  Items providing (not providing) cash from operations......         (649.8)              4,018.2
                                                              --------------         --------------
  Net Cash Provided (Used) by Operating Activities..........      (12,119.2)             10,780.8
                                                              --------------         --------------
Cash Flow from Investing Activities:
  Payments for property, plant and equipment................       (2,225.9)             (2,680.6)
  Proceeds from disposals of property, plant and
     equipment..............................................          250.8                 114.9
  Disposal of U.K. operations...............................             --              (1,900.6)
  Other investing activities -- net.........................          (99.3)                   --
                                                              --------------         --------------
  Net Cash Provided (Used) by Investing Activities..........       (2,074.4)             (4,466.3)
                                                              --------------         --------------
Cash Flow from Financing Activities:
  Payments for treasury stock...............................             --                (187.0)
  Payment on long-term liabilities..........................             --                (417.4)
  Debt reduction............................................         (290.0)               (236.9)
  Other financing activities -- net.........................             --                 (13.5)
                                                              --------------         --------------
  Net Cash Provided (Used) by Investing Activities..........         (290.0)               (854.8)
                                                              --------------         --------------
Increase (Decrease) in Cash.................................   $  (14,483.6)           $  5,459.7
                                                                ===========           ===========

ITEM 7:

  (b) Pro Forma Financial Information

                             THE ACTAVA GROUP INC.
                       (FORMERLY FUQUA INDUSTRIES, INC.)
                            PRO FORMA BALANCE SHEET
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                  (UNAUDITED)

     The following Pro Forma Balance Sheet reflects the consolidated balance sheet of the Company as of March 31, 1993, and the adjustments necessary to reflect the balance sheet as it might have been affected if the transaction in which the assets of DP were acquired had been consummated on March 31, 1993. The transaction will be accounted for as a purchase with the net assets recorded at their acquisition cost and consolidated with those of the Company. The statements are based on the assumptions explained herein. The pro forma information presented should be read in conjunction with the separate consolidated financial statements and notes thereto of the Company and DP and the Pro Forma Statements of Continuing Operations and notes thereto.

                             THE ACTAVA GROUP INC.
                       (FORMERLY FUQUA INDUSTRIES, INC.)

                            PRO FORMA BALANCE SHEET
                                 MARCH 31, 1993
                                 (IN THOUSANDS)
                                  (UNAUDITED)


                                                                         ADJUSTMENTS
                                                                             FOR
                                                    DP        ACTAVA     ACQUISITION      PRO FORMA
                                                  -------   ----------   -----------      ----------
                                                  JUNE 8,   MARCH 31,                     MARCH 31,
                                                   1993        1993                          1993
                                               ASSETS
CURRENT ASSETS
Cash............................................  $ 2,214   $   17,238    $ (11,630)(1)   $        0
                                                                             (7,822)(5)           --
Short-term investments..........................       --       42,522           --           42,522
Receivables.....................................   11,821      252,188           --          264,009
Inventories.....................................   17,050       71,127           --           88,177
Prepaid expenses................................      604       34,993           --           35,597
Future income tax benefits......................       --       44,887           --           44,887
                                                  -------   ----------   -----------      ----------
          Total current assets..................   31,689      462,955      (19,452)         475,192
Property, plant and equipment...................   44,110      415,777       (7,956)(2)      451,931
Less allowances for depreciation................   (6,243)    (175,640)       6,243(2)      (175,640)
                                                  -------   ----------   -----------      ----------
                                                   37,867      240,137       (1,713)         276,291
Notes receivable from Triton Group Ltd..........       --       31,726           --           31,726
Other assets....................................    1,146       48,704       (1,028)(3)       48,822
Long-term investments...........................       --       25,384           --           25,384
Intangibles.....................................   16,336      396,990      (16,336)(4)      396,990
                                                  -------   ----------   -----------      ----------
          Total assets..........................  $87,038   $1,205,896    $ (38,529)      $1,254,405
                                                  =======    =========    =========        =========
                                LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable, accrued expenses and other
  current liabilities...........................  $25,979   $  200,171    $     318(6)    $  218,646
                                                                             (7,822)(5)
Notes payable...................................   45,712       95,632      (27,678)(7)      113,666
Current portion of long-term debt...............    7,600       12,375       (7,600)(7)       12,375
                                                  -------   ----------   -----------      ----------
          Total current liabilities.............   79,291      308,178      (42,782)         344,687
Deferred income taxes...........................       --       63,152           --           63,152
Long-term debt..................................      749      217,628         (749)(7)      217,628
Subordinated debt...............................       --      190,690           --          190,690
Minority interest in photofinishing
  subsidiary....................................       --      195,685           --          195,685
Preferred Stock-Class A.........................   19,119           --      (19,119)(8)            0
Redeemable Common Stock.........................       --           --       12,000(1)        12,000
Stockholders' equity
Common Stock....................................        1       22,768           (1)(8)       22,768
Additional capital..............................    1,618       45,519       (1,618)(8)       45,519
Retained earnings...............................  (13,553)     283,825       13,553(8)       283,825
Less treasury stock -- at cost..................     (187)    (121,549)         187(8)      (121,549)
                                                  -------   ----------   -----------      ----------
Total equity....................................  (12,121)     230,563       12,121          230,563
                                                  -------   ----------   -----------      ----------
          Total liabilities and stockholders'
            equity..............................  $87,038   $1,205,896    $ (38,529)      $1,254,405
                                                  =======    =========    =========        =========

                             THE ACTAVA GROUP INC.
                       (FORMERLY FUQUA INDUSTRIES, INC.)

                        NOTES TO PRO FORMA BALANCE SHEET
                                  (UNAUDITED)

     The Pro Forma Balance Sheet as of March 31, 1993 assumes that the acquisition of DP occurred on March 31, 1993. The DP historical information is as of the June 8, 1993, acquisition date which represents the actual acquisition. The acquisition will be accounted for using the purchase method such that the net assets acquired (assets acquired less liabilities assumed) will be recorded at their respective fair values, as determined by appraisals and studies undertaken as of the effective date of the acquisition. The total acquisition cost does not exceed the fair value of the net assets acquired, therefore, there will be no goodwill recorded. The accounts of the Company's subsidiary which acquired the assets will be consolidated with those of the Company. The information presented below should be read in conjunction with the separate consolidated financial statements and notes thereto of the Company and DP and the Pro Forma Statements of Continuing Operations and notes thereto. The format of the pro forma statements is to adjust the combined total of the DP and Actava financial information as presented in their respective columns as required to reflect the purchase price allocation.


     The Pro Forma Balance Sheet as of March 31, 1993 presents the acquisition of DP assets and assumption of DP liabilities by the Company in exchange for cash of $11,629,500 and 1,090,909 shares of the Company's Common Stock valued at $12,000,000; total value of cash and common stock was $23,629,500 while total liabilities assumed were $44,331,000. The DP assets acquired and allocated purchase price were cash of $2,214,000; accounts receivable of $11,821,000; inventories of $17,050,000; prepaid expenses of $604,000; property, plant and equipment of $36,154,000; other assets of $118,000; and, intangibles with zero value. The DP liabilities assumed and recorded were accounts payable and accrued expenses of $26,297,000 (including bank overdrafts of $8,566,000) and notes payable of $18,034,000.



          (1) Adjustment to reflect the disbursement of cash of $11,629,500 and the issuance of 1,090,909 shares of Actava redeemable common stock valued at $12,000,000 by Actava which represents a capital contribution to DP of $23,629,500 and represents Actava's investment in DP which is eliminated in consolidation.



          (2) Adjustment to reflect the DP plant, property and equipment at its allocated purchase price of $36,154,000. This resulted in a net write-down of net property, plant and equipment of $1,713,000 after adjusting the gross book value by $7,956,000 from $44,110,000 to $36,154,000 and eliminating the reserve for depreciation of $6,243,000 which was applicable to DP.



          (3) Adjustment to reduce the DP other assets to their allocated purchase price of $118,000 by reducing the value of $1,146,000 on the books of the selling corporation by $1,028,000.



          (4) Adjustment to writedown acquired DP intangibles from $16,336,000 to their allocated purchase price of zero.



          (5) Reclassification of cash of $7,822,000 remaining after combining DP's cash of $2,214,000 and Actava's cash of $17,238,000 and adjusting for $11,629,500 disbursed per footnote (1). This entry is required to reflect in accrued expenses net cash and acquired bank overdrafts.



          (6) Adjustment to reflect $21,000 of accounts payable not assumed in transaction and $339,000 of contingent liabilities associated with the purchase, including costs of closing certain production facilities; net adjustment is $318,000.



          (7) Adjustment to reflect that a note payable of $18,034,000 was assumed pursuant to the acquisition while liabilities not assumed were other notes payable of $27,678,000, the current portion of long-term debt of $7,600,000, and long-term debt of $749,000. The adjustment of $27,678,000 for notes payable reflects that, of the $45,712,000 recorded, only $18,034,000 was assumed.

          (8) Adjustment to reflect that Preferred Stock -- Class A of $19,119,000, Common Stock of $1,000, Additional Capital of $1,618,000, Retained Earnings of $13,553,000 and Treasury Stock of $187,000 related to the selling corporation and were not transferred pursuant to the acquisition.

                             THE ACTAVA GROUP INC.
                       (FORMERLY FUQUA INDUSTRIES, INC.)

                 PRO FORMA STATEMENTS OF CONTINUING OPERATIONS
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                  (UNAUDITED)

     The following Pro Forma Statements of Continuing Operations reflect the consolidated results of operations of the Company for the year ended December 31, 1992 and the quarter ended March 31, 1993 after giving effect to the acquisition of certain assets and liabilities of DP as if the acquisition had taken place at the beginning of 1992. The statements are based on the assumptions explained herein. The acquisition will be accounted for using the purchase method such that the net assets acquired (assets acquired less liabilities assumed) will be recorded at their respective fair values. The total acquisition cost does not exceed the fair value of the net assets acquired, therefore, there will be no goodwill recorded. The accounts of the Company's subsidiary which acquired the assets will be consolidated with those of the Company. These pro forma statements do not necessarily reflect the results of operations as they would have been if the Company had acquired the assets during the periods. The information presented below should be read in conjunction with the separate consolidated financial statements and notes thereto of the Company and DP and the Pro Forma Balance Sheet and notes thereto. The format of the pro forma statements is to adjust the combined total of the DP and Actava financial information as presented in their respective columns as required to reflect consolidated income.

                             THE ACTAVA GROUP INC.
                       (FORMERLY FUQUA INDUSTRIES, INC.)

                  PRO FORMA STATEMENT OF CONTINUING OPERATIONS
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                  (UNAUDITED)

                                                                                YEAR ENDED DECEMBER 31, 1992
                                                                    ----------------------------------------------------
                                                                                             ADJUSTMENTS
                                                                                                 FOR
                                                                       DP        ACTAVA      ACQUISITION      PRO FORMA
                                                                    --------   ----------    -----------      ----------
Net Sales.........................................................  $156,250   $1,148,743     $               $1,304,993
Cost and Expenses
  Costs of products sold..........................................   141,156      743,130                       884,286
  Selling, general & administrative...............................    20,916      333,477        (1,641)(3)     352,752
                                                                    --------   ----------    -----------      ----------
        Total operating expenses..................................   162,072    1,076,607        (1,641)      1,237,038
                                                                    --------   ----------    -----------      ----------
Operating Profit (Loss)...........................................    (5,822)      72,136         1,641          67,955
Interest (expense)................................................    (4,987)     (33,454)                      (38,441 )
Other income (expense) -- net.....................................      (444)       6,099          (634)(2)       5,021
                                                                    --------   ----------    -----------      ----------
  Income Before Income Taxes, Minority Interest & Cumulative
    Effect of Change in Accounting Principle......................   (11,253)      44,781         1,007          34,535
Income Tax Expense (Benefit)......................................    (2,740)      23,328         2,740(1)       23,328
                                                                    --------   ----------    -----------      ----------
  Income Before Minority Interest & Cumulative Effect of Change in
    Accounting Principle..........................................    (8,513)      21,453        (1,733)         11,207
Minority Interest.................................................        --      (10,888)           --         (10,888 )
                                                                    --------   ----------    -----------      ----------
  Income from Continuing Operations...............................  $ (8,513)  $   10,565     $  (1,733)      $     319
                                                                    ========    =========    ===========      ==========
Average Common and Common Equivalent Shares:
  Primary.........................................................                 16,544                        17,635
  Fully Diluted...................................................                 18,346                        19,437
Earnings Per Share of Common Stock:(4)
  Primary-Income from Continuing Operations.......................       N/A   $      .64                     $     .02
  Fully Diluted-Income from Continuing Operations.................       N/A   $      .76                     $     .19

                                                                                     QUARTER ENDED MARCH 31, 1993
                                                                               -----------------------------------------
                                                                                             ADJUSTMENTS
                                                                                                 FOR
                                                                       DP        ACTAVA      ACQUISITION      PRO FORMA
                                                                    --------   ----------    -----------      ----------
Net Sales.........................................................  $ 42,440   $  263,887                     $ 306,327
Cost and Expenses
  Costs of products sold..........................................    39,749      202,485                       242,234
  Selling, general & administrative...............................     6,227       63,905          (235)(3)      69,897
                                                                    --------   ----------    -----------      ----------
        Total operating expenses..................................    45,976      266,390          (235)        312,131
                                                                    --------   ----------    -----------      ----------
        Operating (Loss)..........................................    (3,536)      (2,503)          235          (5,804 )
  Interest (expense)..............................................    (1,074)     (10,129)                      (11,203 )
  Other income -- net.............................................      (124)       1,733          (158)(2)       1,451
                                                                    --------   ----------    -----------      ----------
  (Loss) Before Income Taxes, Minority Interest & Cumulative
    Effect of Change in Accounting Principle......................    (4,734)     (10,899)           77         (15,556 )
  Income Tax Expense (Benefit)....................................        22       (4,165)          (22)(1)      (4,165 )
                                                                    --------   ----------    -----------      ----------
  (Loss) Before Minority Interest & Cumulative Effect of Change in
    Accounting Principle..........................................    (4,756)      (6,734)           99         (11,391 )
Minority Interest.................................................        --        1,860            --           1,860
                                                                    --------   ----------    -----------      ----------
(Loss) from Continuing Operations.................................  $ (4,756)  $   (4,874)    $      99       $  (9,531 )
                                                                    ========    =========    ===========      ==========
Average Common and Common Equivalent Shares:
  Primary.........................................................                 16,544                        17,635
  Fully Diluted...................................................                 18,346                        19,437
(Loss) Per Share of Common Stock:(4)
  Primary -- (Loss) from Continuing Operations....................       N/A   $     (.29)                    $    (.54 )
  Fully Diluted -- (Loss) from Continuing Operations..............       N/A   $     (.22)                    $    (.45 )

                             THE ACTAVA GROUP INC.
                       (FORMERLY FUQUA INDUSTRIES, INC.)

             NOTES TO PRO FORMA STATEMENTS OF CONTINUING OPERATIONS
                                  (UNAUDITED)

     The Pro Forma Statements of Continuing Operations are based upon the Company's consolidation of the subsidiary which was formed to acquire the assets of DP. As explained in NOTES TO PRO FORMA BALANCE SHEET, the assets and liabilities will be recorded at their respective fair market values based upon appraisals and studies undertaken as of the effective date of the acquisition. The actual determination of fair values and the resulting allocation of the purchase price may have an impact on the pro forma results of operations which is different from that reflected in the accompanying Pro Forma Statements of Continuing Operations.


     The actual income (loss) from continuing operations of DP for periods herein presented have been used to make the pro forma adjustments. Income (loss) from continuing operations for this pro forma adjustment does not include taxes. As DP had a June fiscal year-end and the Company has a December 31 year-end, the income (loss) from continuing operations of DP for the interim periods which comprise a calendar year have been used for the pro forma adjustments. Thus, for the year ended December 31, 1992, results for the period from June 29, 1991 to December 31, 1991 (sales and income of $117,529,000 and $9,711,000, respectively) have been excluded from the DP fiscal year-end results and results for the period beginning June 29, 1992 through December 31, 1992 (sales and loss of $98,277,000 and ($2,957,000), respectively) have been included. The pro forma results for the quarter ended March 31, 1993 include DP's loss for that interim period (sales and loss of $42,440,000 and ($4,756,000), respectively).


          (1) The DP tax benefit is eliminated as no additional benefit may be recognized for the periods. The Company has recognized tax benefits in prior periods and no further tax benefit can be recognized for this year. There would be no consolidated tax expense in this period.

          (2) Adjustment to reduce investment income by the amount earned on investments which would have been unavailable due to payment of cash portion of purchase price.

          (3) For December 31, 1992 and March 31, 1993, amortization expense of $1,359,000 and $340,000, respectively, has been excluded from actual income
     (loss) for pro forma information as the associated intangibles were written off for purchase price allocation purposes. Also, minority shareholder management fee expense of $282,000 and income of $105,000 have been excluded for each respective period.

          (4) Primary earnings per share is computed by dividing adjusted income
     (loss) from continuing operations by the average number of common and common equivalent shares outstanding during the period. The number of shares used in this calculation is based on the weighted average number of shares outstanding during the period adjusted to give effect to the shares issued had this transaction taken place at the beginning of the period presented. Fully diluted earnings per share is computed using such average shares as adjusted by the assumed conversion of 6 1/2% Debentures for the period presented. Income (loss) from Continuing Operations is adjusted by interest (net of applicable income taxes) on the 6 1/2% Debentures.

                                   SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this Amendment No. 2 to Form 8K filed for June 8, 1993, to be signed on its behalf by the undersigned hereunto duly authorized.

                                                  THE ACTAVA GROUP INC.
                                            (Formerly Fuqua Industries, Inc.)
                                                        Registrant


                                           /s/  FREDERICK B. BEILSTEIN, III
                                          --------------------------------------
                                               Frederick B. Beilstein, III
                                                Senior Vice President and
                                                 Chief Financial Officer



Dated:  October 7, 1994